Leonardo DRS Announces Financial Results for
First Quarter 2025

•Revenue: $799 million, up 16% year-over-year
•Net Earnings: $50 million, up 72% year-over-year
•Adjusted EBITDA: $82 million, up 17% year-over-year
•Diluted EPS: $0.19, up 73% year-over-year
•Adjusted Diluted EPS: $0.20, up 43% year-over-year
•Bookings: $1 billion (book-to-bill ratio of 1.2x)
•Backlog: $8.6 billion, up 10% year-over-year
•Confirms strong 2025 guidance across all metrics

ARLINGTON, Va., (BUSINESS WIRE) May 1, 2025 — Leonardo DRS, Inc. (Nasdaq: DRS), a leading provider of advanced defense technologies, today reported financial results for the first quarter 2025, which ended March 31, 2025.

CEO Commentary
“Our first quarter 2025 financial results exceeded our expectations and reflect a solid start to the year. Our differentiated portfolio continues to exhibit strong customer demand, which is also translating into healthy organic revenue growth. Additionally, in the quarter we drove improved profitability and reduced free cash flow usage compared to last year. Amidst a more dynamic operating environment, we remain focused on maintaining sharp execution throughout 2025 to meet our commitments to shareholders and customers,” said Bill Lynn, Chairman and CEO of Leonardo DRS.

Summary Financial Results

(In millions, except per share amounts)	Three Months Ended
	March 31,
	2025	2024	Change
Revenues	$799	$688	16%

Net Earnings	$50	$29	72%
Diluted WASO	268.775	266.443
Diluted Earnings Per Share (EPS)	$0.19	$0.11	73%

Non-GAAP Financial Measures (1)
Adjusted EBITDA	$82	$70	17%
Adjusted EBITDA Margin	10.3%	10.2%	10 bps

Adjusted Net Earnings	$54	$38	42%
Adjusted Diluted EPS	$0.20	$0.14	43%

(1) The company reports its financials in accordance with U.S. generally accepted accounting principles (“GAAP”). Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided below under "Non-GAAP Financial Measures."

Revenue growth was 16% for the first quarter 2025. In the quarter, our programs related to ground and naval network computing, tactical radars, and electric power and propulsion were the principal catalysts for the remarkable revenue growth.

Adjusted EBITDA growth was largely from increased volume and the adjusted EBITDA margin expansion resulted from both favorable net contract adjustments and higher volume in the quarter. The aforementioned strong operational performance combined with reduced interest and reduced effective tax rate propelled our bottom-line metrics with quarterly net earnings, adjusted net earnings, diluted EPS and adjusted diluted EPS all comparatively higher over 2024.

Cash Flow
Net cash flow used in operating activities was $138 million for the first quarter. The company's free cash flow use was $170 million in the quarter. Both operating and free cash flow uses were significantly smaller than last year due to increased profitability and better working capital efficiency, which was partly aided by favorable timing of cash receipts from customers.

Dividends and Stock Repurchases
During the first quarter, the company paid dividends to shareholders totaling approximately $24 million or $0.09 per common share. DRS today announced that its Board of Directors declared a cash dividend of $0.09 per common share payable on June 05, 2025, to shareholders of record on May 22, 2025. Additionally, the company repurchased 88,050 shares of its common stock for approximately $3 million in Q1.

Balance Sheet
At quarter end, the balance sheet had $380 million of cash and $200 million of outstanding borrowings under the company’s credit facility, which provides the company with sufficient financial capacity to deploy capital for growth and return capital to shareholders, while maintaining a healthy balance sheet.

Bookings and Backlog

(Dollars in millions)	Three Months Ended
	March 31,
	2025	2024
Bookings	$991	$815
Book-to-Bill	1.2x	1.2x
Backlog	$8,612	$7,845

The company recorded approximately $1 billion in new funded bookings in the quarter. Steadfast customer demand for the company’s advanced infrared sensing, electric power and propulsion, tactical radars, laser systems and force protection technologies drove the robust bookings in the quarter. Total backlog at quarter end reached a new company record of $8.6 billion, which represents a 10% increase year-over-year and was also up sequentially.

Segment Results
Advanced Sensing and Computing (“ASC”) Segment

(Dollars in millions)	Three Months Ended
	March 31,
	2025	2024	Change
Revenues	$511	$433	18%
Adjusted EBITDA	$42	$41	2%
Adjusted EBITDA Margin	8.2%	9.5%	(130) bps
Bookings	$669	$587
Book-to-Bill	1.3x	1.4x

Q1 ASC bookings were bolstered by clear customer demand for the company’s sensing capabilities including advanced infrared, tactical radars and laser systems technologies. Revenue growth in the segment was most prominent for programs related to tactical radars and ground and naval network computing. On adjusted EBITDA, cost growth in infrared sensing related programs from price increases of certain raw materials drove unfavorable contract adjustments that constrained profitability growth and resulted in the year-over-year margin contraction for the quarter.

Integrated Mission Systems (“IMS”) Segment

(Dollars in millions)	Three Months Ended
	March 31,
	2025	2024	Change
Revenues	$291	$261	11%
Adjusted EBITDA	$40	$29	38%
Adjusted EBITDA Margin	13.7%	11.1%	260 bps
Bookings	$322	$228
Book-to-Bill	1.1x	0.9x

The IMS segment also experienced solid customer demand in Q1. Strong bookings were evident across the segment with healthy demand for the company’s electric power and propulsion and force protection capabilities. Similarly, revenue growth in the segment was broad-based with strong contributions from our electric power and propulsion and force protection programs. The year-over-year increase to adjusted EBITDA and margin expansion in the quarter was a result of favorable contract adjustments, improved program execution and higher volume.

2025 Guidance
Leonardo DRS confirms its 2025 guidance as specified in the table below:

Measure	2025 Guidance
Revenue	$3,425 million - $3,525 million
Adjusted EBITDA	$435 million - $455 million
Tax Rate	19.0%
Diluted WASO	270.0 million
Adjusted Diluted EPS	$1.02 - $1.08

The company’s direct supply chain is primarily US-based but it is closely evaluating any indirect impacts from potential tariffs and related policies.

The company does not provide a reconciliation of forward-looking adjusted EBITDA and adjusted diluted EPS, due to the inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measures without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Conference Call
Leonardo DRS management will host a conference call beginning at 10:00 a.m. ET on May 1, 2025 to discuss the financial results for its first quarter 2025.

A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leonardo DRS Investor Relations website (https://investors.leonardodrs.com).

A replay of the conference call will be available on the Leonardo DRS website approximately 2 hours after the conclusion of the conference call.

About Leonardo DRS
Headquartered in Arlington, VA, Leonardo DRS, Inc. is an innovative and agile provider of advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection, and electric power and propulsion, and other leading mission-critical technologies. Our innovative people are leading the way in developing disruptive technologies for autonomous, dynamic, interconnected, and multi-domain capabilities to defend against new and emerging threats. For more information and to learn more about our full range of capabilities, visit www.LeonardoDRS.com.

Leonardo DRS Contacts

Investors	Media
Steve Vather	Michael Mount
SVP, Investor Relations & Corporate Finance	VP, Communications & Public Affairs
+1 703 409 2906	+1 571 447 4624
stephen.vather@drs.com	mmount@drs.com

Forward-Looking Statements
In this press release, when using the terms the “company”, “DRS”, “we”, “us” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Leonardo DRS, Inc. This press release contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “guidance,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this press release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act; significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly; any failure to comply with the proxy agreement with the U.S. Department of Defense; failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate; the effect of inflation on our supply chain and/or our labor costs; our mix of fixed-price, cost-plus and time-and-materials type contracts and any resulting impact on our cash flows due to cost overruns; failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business; our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry; our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate; our ability to realize the full value of our backlog; our ability to predict future capital needs or to obtain additional financing if we need it; our ability to respond to the rapid technological changes in the markets in which we compete; the effect of global and regional economic downturns and rising interest rates; our ability to meet the requirements of being a public company; our ability to maintain an effective system of internal control over financial reporting; our inability to appropriately manage our inventory; our inability to fully realize the value of our total estimated contract value or bookings; our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts; our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services; preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor; any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components; any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems, as well as any act of terrorism or other threat to our physical security and personnel; our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property; the conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business; the outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved; various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act, the Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations, recent U.S. tariffs imposed or threatened to be imposed on other countries and any related retaliatory actions taken by such countries, and those that we are exposed to as a result of our international business; our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments; our ability to attract and retain technical and other key personnel; the occurrence of prolonged work stoppages; the unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur; future changes in U.S. tax laws and regulations or interpretations thereof; future changes in the DoD’s budget; certain limitations on our ability to use our net operating losses to offset future taxable income; termination of our leases or our inability to renew our leases on acceptable terms; changes in estimates used in accounting for our pension plans, including with respect to the funding status thereof; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States; natural disasters or other significant disruptions; our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position; any conflict of interest that may arise because Leonardo US Holding, LLC, our majority stockholder, or Leonardo S.p.A., our indirect majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A); or our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.

You should read this press release completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed in our latest SEC filings under “Risk Factors” of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the investor relations section of our website at www.LeonardoDRS.com, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read the discussion of these factors carefully to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Consolidated Statements of Earnings (Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended
	March 31,
	2025	2024
Revenues	799	688
Cost of revenues	(618)	(535)
Gross profit	181	153
General and administrative expenses	(117)	(101)
Amortization of intangibles	(5)	(5)
Other operating expenses, net	—	(4)
Operating earnings	59	43
Interest expense	(1)	(5)
Other, net	—	(1)
Earnings before taxes	58	37
Income tax provision	8	8
Net earnings	$50	$29

Net earnings per share from common stock:
Basic earnings per share	$0.19	$0.11
Diluted earnings per share	$0.19	$0.11

Consolidated Balance Sheets (Unaudited)

(Dollars in millions, except per share amounts)	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$380	$598
Accounts receivable, net	254	253
Contract assets	982	872
Inventories	385	358
Prepaid expenses	28	27
Other current assets	41	55
Total current assets	2,070	2,163
Noncurrent assets:
Property, plant and equipment, net	455	440
Intangible assets, net	126	132
Goodwill	1,238	1,238
Deferred tax assets	119	120
Other noncurrent assets	88	91
Total noncurrent assets	2,026	2,021
Total assets	$4,096	$4,184
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$27	$25
Accounts payable	299	426
Contract liabilities	467	399
Other current liabilities	234	266
Total current liabilities	1,027	1,116
Noncurrent liabilities:
Long-term debt	335	340
Pension and other postretirement benefit plan liabilities	29	34
Deferred tax liabilities	7	7
Other noncurrent liabilities	127	130
Total noncurrent liabilities	498	511
Shareholders' equity:
Preferred stock, $0.01 par value: 10,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value: 350,000,000 shares authorized; 265,853,439 and 265,064,755 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	5,158	5,194
Accumulated deficit	(2,543)	(2,593)
Accumulated other comprehensive loss	(47)	(47)
Total shareholders' equity	2,571	2,557
Total liabilities and shareholders' equity	$4,096	$4,184

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2025	2024
Operating activities
Net earnings	$50	$29
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	23	22
Deferred income taxes	1	—
Share-based compensation expense	8	1
Changes in assets and liabilities:
Accounts receivable	(1)	(43)
Contract assets	(110)	(98)
Inventories	(27)	(13)
Prepaid expenses	(1)	(2)
Other current assets	14	(5)
Other noncurrent assets	6	5
Defined benefit obligations	(5)	(1)
Accounts payable	(126)	(178)
Contract liabilities	68	26
Other current liabilities	(32)	(2)
Other noncurrent liabilities	(6)	(6)
Net cash used in operating activities	($138)	($265)
Investing activities
Capital expenditures	(32)	(10)
Net cash used in investing activities	($32)	($10)
Financing activities
Net increase (decrease) in third party borrowings (maturities of 90 days or less)	2	(26)
Repayment of third party debt	(3)	(38)
Borrowings of third party debt	—	35
Proceeds from stock issuance	—	2
Repurchases of common stock	(3)	—
Payments of employee taxes withheld from share-based awards	(17)	(2)
Dividends paid	(7)	—
Dividends paid to related party	(17)	—
Other	(3)	(3)
Net cash used in financing activities	($48)	($32)
Effect of exchange rate changes on cash and cash equivalents	—	—
Net decrease in cash and cash equivalents	($218)	($307)
Cash and cash equivalents at beginning of year	598	467
Cash and cash equivalents at end of period	$380	$160

Non-GAAP Financial Measures (Unaudited)
In addition to the results reported in accordance with U.S. GAAP included throughout this document, the company has provided information regarding “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Earnings,” “Adjusted Diluted Earnings Per Share” and “Free Cash Flow” (each, a non-GAAP financial measure).

We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

Adjusted EBITDA and Adjusted EBITDA Margin are defined as net earnings before income taxes, interest expense, amortization of acquired intangible assets, depreciation, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals and foreign exchange impacts), then in the case of adjusted EBITDA margin dividing adjusted EBITDA by revenues.

(Dollars in millions)	Three Months Ended
	March 31,
	2025	2024
Net earnings	$50	$29
Income tax provision	8	8
Interest expense	1	5
Amortization of intangibles	5	5
Depreciation	18	17
Deal-related transaction costs	—	1
Restructuring costs	—	4
Other one-time non-operational events	—	1
Adjusted EBITDA	$82	$70
Adjusted EBITDA Margin	10.3%	10.2%

Adjusted Net Earnings and Adjusted Diluted EPS are defined as net earnings excluding amortization of acquired intangible assets, deal-related transaction costs, restructuring costs and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals and foreign exchange impacts), and the related tax impacts, then in the case of adjusted diluted EPS dividing adjusted net earnings by the diluted weighted average number of shares outstanding (WASO).

(In millions, except per share amounts)	Three Months Ended
	March 31,
	2025	2024
Net earnings	$50	$29
Amortization of intangibles	5	5
Deal-related transaction costs	—	1
Restructuring costs	—	4
Other one-time non-operational events	—	1
Tax effect of adjustments (1)	(1)	(2)
Adjusted Net Earnings	$54	$38

Per share information
Diluted WASO	268.775	266.443

Diluted EPS	$0.19	$0.11
Adjusted Diluted EPS	$0.20	$0.14

(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.

Free Cash Flow is defined as the sum of the cash flows provided by (used in) operating activities, transaction-related expenditures (net of tax), capital expenditures and proceeds from sale of assets.

(Dollars in millions)	Three Months Ended
	March 31,
	2025	2024
Net cash used in operating activities	($138)	($265)
Capital expenditures	(32)	(10)
Free Cash Flow	($170)	($275)